As filed with the Securities and Exchange Commission on February 4, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SeaChange International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3197974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

50 Nagog Park

Acton, MA 01720

(978) 897-0100

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Anthony C. Dias

Senior Vice President, Finance and Administration, Chief Financial Officer & Treasurer

SEACHANGE INTERNATIONAL, INC.

50 Nagog Park

Acton, MA 01720

(978) 897-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William B. Asher, Jr. Esq.	David L. McEvoy, Esq.
CHOATE, HALL & STEWART LLP	Senior Vice President, General Counsel & Secretary
Two International Place Boston, MA 02110 Tel: (617) 248-5000 Fax: (617) 248-4000	SEACHANGE INTERNATIONAL, INC. 50 Nagog Park Acton, MA 01720 Tel: (978) 897-0100 Fax: (978) 897-9590

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,732,665 shares(1)	$7.15(2)	$12,388,555(2)	$1,440

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s common stock on January 29, 2015, as reported on the Nasdaq Global Select Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-3 is being filed for the purpose of registering the resale of shares of our common stock issued and issuable to the former equityholders of TLL, LLC, (“TLL”), pursuant to an Agreement and Plan of Merger, dated as of December 22, 2014 (the “Merger Agreement”), by and among us, TLL and the other parties thereto. We have previously filed with the SEC a copy of the Merger Agreement on our Current Report on Form 8-K filed December 22, 2014. We will receive no proceeds from any of our shares of common stock sold hereunder.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The selling stockholders may not sell these securities nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities, nor shall there be any sale or offer of these securities, in any jurisdiction where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to Completion, Dated February 4, 2015

PROSPECTUS

1,732,665 Shares of Common Stock

We have prepared this prospectus to allow certain stockholders or their pledgees, donees, transferees, or other successors in interest, to sell from time to time up to 1,732,665 shares of our common stock. Any such stockholders are referred to in this prospectus as the “selling stockholders.” The selling stockholders have acquired or will acquire such shares in connection with our acquisition of TLL, completed on February 2, 2015, pursuant to an Agreement and Plan of Merger, dated as of December 22, 2014 (the “Merger Agreement”), by and among us, TLL and the other parties thereto.

We are registering the shares issued in the acquisition as required by the Merger Agreement, but the registration of the shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 7. We will not be paying any underwriting discounts or commissions in this offering.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “SEAC.” On January 29, 2015, the last reported sales price of our common stock on the Nasdaq Global Select Market was $7.26 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2015.

ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Documents by Reference.” If the information in, or incorporated by reference in, this prospectus conflicts with information in a document incorporated by reference herein, the information in this prospectus shall control. As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “SeaChange” and “the Company” mean, collectively, SeaChange International, Inc. and its subsidiaries and their predecessors.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The information in this prospectus or incorporated herein by reference is accurate only as of the applicable dates, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and business prospects may have changed since those dates.

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, including our condensed consolidated financial statements and the related notes, before making an investment decision.

Our Company

SeaChange International, Inc. (“SeaChange”, “we” or “us”), a Delaware corporation founded on July 9, 1993, is a global leader in the delivery of multi-screen video. Our products and services facilitate the aggregation, licensing, storage, management and distribution of video (primarily movies and television programming) and television advertising content. We sell our products and services worldwide to television system operators, including Cablevision, Comcast, Cox Communications, Virgin Media, and Rogers; telecommunications companies, including Telekom Austria, Turk Telekom and Verizon Communications; and media companies, including ABC Disney, Ascent Media, Clear Channel, China Central Television and Viacom. SeaChange is headquartered in Acton, Massachusetts and has product development, support and sales offices throughout the world. For more information on SeaChange, visit www.schange.com. SeaChange’s principal executive offices are located at 50 Nagog Park, Acton, Massachusetts 01720, telephone (978) 897-0100.

The Offering

The following is a brief summary of the offering. You should read the entire prospectus carefully, including “Risk Factors” and the information, including financial information relating to SeaChange International, Inc., included in our filings with the Securities and Exchange Commission (“SEC”) and incorporated in this prospectus by reference.

Common stock to be offered by the selling stockholders	1,732,665 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

Nasdaq symbol	SEAC

Risk Factors	See “Risk Factors” and other information included in and incorporated by reference in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

Before purchasing shares of our common stock, you should carefully consider risk factors relating to SeaChange that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended January 31, 2014, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and the other information contained in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Our business and results of operations could be materially affected by any of the risks and uncertainties described in our SEC reports. These risks are the most significant risks we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include certain statements of a forward-looking nature which reflect our current views relating to future events or our future financial performance. These forward-looking statements are only predictions and are subject to risks and uncertainties, particularly the “Risk Factors” discussed in our SEC reports on Forms 10-K, 10-Q and 8-K, which are incorporated by reference in this prospectus. These risks and uncertainties could cause actual events or results to differ materially from historical results or those indicated by such forward-looking statements. Any statements contained in this prospectus that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and are identified by words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “intend,” “seek,” “anticipate,” “believe,” “estimate,” “potential,” or “continue” or other comparable terms or the negative of those terms. Our actual future results may differ significantly from those stated in any forward-looking statements.

USE OF PROCEEDS

The net proceeds from any disposition of the shares covered hereby would be received by the selling stockholders. SeaChange will not receive any proceeds from the sale of the shares covered by this prospectus.

SELLING STOCKHOLDERS

The selling stockholders have acquired or will acquire the shares covered by this prospectus from us in connection with our acquisition of TLL, LLC pursuant the Agreement and Plan of Merger, dated as of December 22, 2014 (“the Merger Agreement”).

Pursuant to the Merger Agreement, we agreed to file a registration statement, of which this prospectus is a part, with the SEC to register the resale by the selling stockholders of shares issued to the selling stockholders pursuant to the Merger Agreement, and to use commercially reasonable efforts to keep the registration statement effective until the one year anniversary of the final delivery of any earnout consideration pursuant to the Merger Agreement or such earlier time as all of our shares issued pursuant to the Merger Agreement have been sold pursuant hereto or are freely tradable, without restriction, pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, (the “Securities Act”) and it has finally been determined that no further earnout consideration is due pursuant to the Merger Agreement. The issuance of the shares of our common stock in connection with the Merger Agreement has not been registered under the Securities Act in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act, as the transactions did not involve any public offering.

The following table sets forth:

•	the name of each of the selling stockholders;

•	the number of shares of our common stock owned by each such selling stockholder prior to the offering;

•	the percentage (if one percent or more) of common stock owned by each such selling stockholder prior to the offering;

•	the number of shares of our common stock being offered pursuant to this prospectus;

•	the number of shares of our common stock to be owned upon completion of the offering, assuming all such shares are sold;

•	the percentage (if one percent or more) of common stock owned by each such selling stockholder after the offering, assuming all such shares are sold; and

•	if applicable, a description of the material relationship such selling stockholder has with us.

This table is prepared based on information supplied to us by the selling stockholders. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder may offer under this prospectus. Each selling stockholder may sell some, all or none of his, her or its shares. The selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to an available exemption from the registration requirements of the Securities Act. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares, other than selling stockholders who are employees or directors of us and, as such, are subject to our insider trading policy. To our knowledge, except as otherwise disclosed herein, each of the selling stockholders has sole voting and investment power over the common stock listed in the table below.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 32,654,070 shares of our common stock outstanding as of January 29, 2015, including the shares of our common stock issued or issuable to the selling stockholders.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o SeaChange International, Inc., 50 Nagog Park, Acton, Massachusetts 01720.

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering
Security Holder	Number	Percent		Number	Percent
Ed Wilson(2)	213,879	*	213,879	—	—
Prometheus Global Media, LLC	215,090	*	215,090	—	—
Papa Doug Trust	141,588	*	141,588	—	—
Mitchell Chun(3)	127,103	*	127,103	—	—
U. Bertram Ellis, Jr.	73,700	*	73,700	—	—
Larry Leisure	73,715	*	73,715	—	—
Sinclair Broadcast Group, Inc.	70,149	*	70,149	—	—
Animus Partners, LLC	142,194	*	142,194	—	—
Ben Feinman(3)	36,118	*	36,118	—	—
John Flanagan(3)	27,267	*	27,267	—	—
J Squared Holdings, LP	40,017	*	40,017	—	—
Nathan Haugo(3)	17,849	*	17,849	—	—
Ed C. Coppola, Jr.	35,179	*	35,179	—	—
Wrapport Ventures, LLC	35,141	*	35,141	—	—
Paul B. Loyd, Jr.	35,074	*	35,074	—	—
Ross Levinsohn	7,402	*	7,402	—	—
Alejandro Cantarero(3)	17,413	*	17,413	—	—
Matt Robinson	6,792	*	6,792	—	—
Shane Brian Heneghan	17,931	*	17,931	—	—
Joel Berman	19,155	*	19,155	—	—
Ian J. Bonner	16,958	*	16,958	—	—
Benjamin Lewin	14,147	*	14,147	—	—
Panoramic Revocable Trust	14,146	*	14,146	—	—
Bruce C. Hunt	14,074	*	14,074	—	—
Dale 2007 Oil & Gas, LP	14,074	*	14,074	—	—
William C. Shuford, Jr. Legacy Trust	14,074	*	14,074	—	—
E.C. Coppola Family Limited Partnership	14,067	*	14,067	—	—
Ted and Sharon Bartley	14,064	*	14,064	—	—
The Andy R. Sriubas 2003 Trust	14,049	*	14,049	—	—
Mary Beth Riggio	4,116	*	4,116	—	—
Kevin Fitzpatrick(3)	15,898	*	15,898	—	—
Bob Cook	698	*	698	—	—
2008 Kovriga Family Trust	7,080	*	7,080	—	—
Steve Charlier	5,134	*	5,134	—	—
Janet E. Schoff & Richard C. Nailling	7,030	*	7,030	—	—
Mark McGinnis	7,002	*	7,002	—	—
Chris Overman(3)	10,679	*	10,679	—	—
Marc Montoya	5,047	*	5,047	—	—
Chris Goller(3)	15,505	*	15,505	—	—
Josh Susser(3)	15,462	*	15,462	—	—
Jim Wiatt	959	*	959	—	—
Oliver Soell(3)	15,462	*	15,462	—	—
Jason Bonner(3)	7,605	*	7,605	—	—
Daniel Nelson(3)	8,774	*	8,774	—	—
Matthew Stolley(3)	8,774	*	8,774	—	—
Sarah Nelson(3)	8,687	*	8,687	—	—
Jesse Oliver Sanford(3)	15,287	*	15,287	—	—
Edwin Rosero(3)	5,299	*	5,299	—	—
Jacob Barba	739	*	739	—	—

Sofia Apreleva(3)	8,513	*	8,513	—	—
Chris Patton(3)	8,469	*	8,469	—	—
Erika Varis(3)	8,469	*	8,469	—	—
Luke Morris(3)	8,469	*	8,469	—	—
Christopher Trinh(3)	8,469	*	8,469	—	—
Albert Dixon(3)	8,425	*	8,425	—	—
Emily Tham(3)	5,124	*	5,124	—	—
Lucy Sosa(3)	5,124	*	5,124	—	—
Ryan Zimostrad(3)	5,124	*	5,124	—	—
Matthew Roesener(3)	5,081	*	5,081	—	—
Gregory William Shoemaker	415	*	415	—	—
Jade McGough(3)	8,382	*	8,382	—	—
Grace Liou(3)	2,562	*	2,562	—	—
Ian Hersey	698	*	698	—	—
Greg McCastle	174	*	174	—	—
Alex Kaplan	521	*	521	—	—

Totals	1,732,665		1,732,665

*	Represents less than 1%.
(1)	Assumes that all of the shares acquired or that may be acquired by the selling stockholders under the Merger Agreement and that have been retained as security for indemnification claims are ultimately released to the selling stockholders, and that the selling stockholders acquire no additional shares of common stock before the completion of this offering, other than pursuant to the Merger Agreement. However, as the selling stockholders can offer all, some, or none of their common stock, no definitive estimate can be given as to the number of shares that the selling stockholders will ultimately offer or sell under this prospectus.
(2)	This selling stockholder is a member of SeaChange’s Board of Directors.
(3)	This selling stockholder is an employee of SeaChange.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	gifts to charitable organizations, who may in turn sell such shares in accordance with the methods described herein;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the Commission.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, including requirements under Rule 172, unless an exemption therefrom is available.

The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to use commercially reasonable efforts to keep this prospectus effective until the one year anniversary of the final delivery of any earnout consideration pursuant to the Merger Agreement or such earlier time as all of our shares issued pursuant to the Merger Agreement have been sold pursuant hereto or are freely tradable, without restriction, pursuant to Rule 144 promulgated under the Securities Act and it has finally been determined that no further earnout consideration is due pursuant to the Merger Agreement. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable securities laws. In addition, in certain jurisdictions, the resale shares of our common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable jurisdiction or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 of the Securities Act).

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Choate, Hall & Stewart LLP, Boston, Massachusetts.

EXPERTS

The consolidated audited financial statements and schedule, and management’s assessment of the effectiveness of internal controls over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

SeaChange is subject to the informational requirements pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). SeaChange files periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically.

Financial and other information about SeaChange, including our Code of Ethics and Business Conduct and charters for our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, is available on the Investor Relations section of our website at www.schange.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on, or accessible through our web site does not constitute a part of this prospectus or the documents incorporated by reference into this document. Our website address is included in this document as an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed by the Company with the SEC are incorporated in this Registration Statement by reference as of their respective dates:

(a)	SeaChange’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014, filed on April 4, 2014;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2014, July 31, 2014 and October 31, 2014, filed by the Registrant with the SEC on June 6, 2014, September 5, 2014 and December 5, 2014, respectively;

(c)	The Registrant’s Current Reports on Form 8-K, filed by the Registrant with the SEC on May 16, 2014; July 16, 2014; October 22, 2014; December 22, 2014; February 2, 2015 and February 4, 2015;

(d)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 31, 2014; and

(e)	The section entitled “Description of Registrant’s Securities to be Registered” contained in SeaChange’s Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act, on September 18, 1996.

All documents subsequently filed with the SEC by SeaChange pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

SeaChange will provide to any person, including any beneficial owner of its securities, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such requests at no cost to you by writing or telephoning SeaChange at the following address or number:

SeaChange International, Inc.

Attention: Investor Relations

50 Nagog Park

Acton, Massachusetts 01720

Phone: (978) 897-0100

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the common stock being registered. The selling stockholders will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$1,440
Accounting fees and expenses	25,000
Legal fees and expenses	10,000
Printing and miscellaneous expenses	1,000

Total	$37,440

Item 15. Indemnification of Officers and Directors

We are incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law, or DGCL, permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, our amended and restated certificate of incorporation provides for indemnification of our directors and officers. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of SeaChange, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. We refer you to our amended and restated certificate of incorporation filed as Exhibit 3.3 to our Registration Statement on Form S-1 filed with the SEC on November 4, 1996 (File No. 333-12233) and the amendment thereto filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q filed with the SEC on December 15, 2000 (File No. 000-21393).

We have entered into agreements with our directors and certain of our officers that require us to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of our company or any of our affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

The indemnification provisions noted above may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act of 1933, as amended.

Item 16. Exhibits

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-1 previously filed on November 4, 1996 with the Commission (File No. 333-12233) and incorporated herein by reference).

3.2	Certificate of Amendment, filed May 25, 2000 with the Secretary of State in the State of Delaware, to the Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 4.1 to the Company’s Quarterly Report on 10-Q previously filed on December 15, 2000 with the Commission (Filed No. 000-21393) and incorporated herein by reference).

3.3	Amended and Restated By-laws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K previously filed on July 17, 2013 with the Commission (File No. 000-21393) and incorporated herein by reference).

4.1	Specimen certificate representing the Common Stock (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 previously filed on November 4, 1996 with the Commission (File No. 333-12233) and incorporated herein by reference).

5.1	Opinion of Choate, Hall & Stewart LLP.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Acton, Commonwealth of Massachusetts, on February 4, 2015.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Anthony C. Dias
Anthony C. Dias
Senior Vice President, Finance and Administration, Chief Financial Officer & Treasurer

POWER OF ATTORNEY AND SIGNATORIES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony C. Dias and David L. McEvoy, and each of any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay A. Samit Jay A. Samit	Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2015

/s/ Anthony C. Dias Anthony C. Dias	Senior Vice President, Finance and Administration, Chief Financial Officer & Treasurer (Principal Financial Officer)	February 4, 2015

/s/ Thomas F. Olson Thomas F. Olson	Chairman of the Board	February 4, 2015

/s/ Mary Palermo Cotton Mary Palermo Cotton	Director	February 4, 2015

/s/ Steve Craddock Steve Craddock	Director	February 4, 2015

/s/ Edward Terino Edward Terino	Director	February 4, 2015

/s/ Carmine Vona Carmine Vona	Director	February 4, 2015

/s/ Ed Wilson Ed Wilson	Director	February 4, 2015

EXHIBIT INDEX

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-1 previously filed on November 4, 1996 with the Commission (File No. 333-12233) and incorporated herein by reference).

3.2	Certificate of Amendment, filed May 25, 2000 with the Secretary of State in the State of Delaware, to the Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 4.1 to the Company’s Quarterly Report on 10-Q previously filed on December 15, 2000 with the Commission (Filed No. 000-21393) and incorporated herein by reference).

3.3	Amended and Restated By-laws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K previously filed on July 17, 2013 with the Commission (File No. 000-21393) and incorporated herein by reference).

4.1	Specimen certificate representing the Common Stock (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 previously filed on November 4, 1996 with the Commission (File No. 333-12233) and incorporated herein by reference).

5.1	Opinion of Choate, Hall & Stewart LLP.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).